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Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY FOR SUBSCRIPTION RIGHTS CERTIFICATES ISSUED BY RIGEL PHARMACEUTICALS, INC.

        This form, or one substantially equivalent hereto, must be used to exercise Rights pursuant to the Rights Offering described in the prospectus dated                         , 2003 (the "Prospectus") of Rigel Pharmaceuticals, Inc., a Delaware corporation ("Rigel"), if a holder of Rights cannot deliver the certificate(s) evidencing the Rights (the "Subscription Rights Certificate(s)"), to the Subscription Agent listed below (the "Subscription Agent") at or prior to 5:00 p.m. Central Daylight time on                        , 2003, unless such time is extended by Rigel as described in the Prospectus (as it may be extended, the "Expiration Date"). Such form must be delivered by hand or sent by telegram, facsimile transmission, first class mail or overnight courier to the Subscription Agent, and must be received by the Subscription Agent on or prior to 5:00 p.m., Central Daylight time on the Expiration Date. See "The Rights Offering—Method of Subscription—Exercise of Rights" in the Prospectus.

        Payment of the Subscription Price of $0.64 per share for each share of Rigel's common stock, par value $0.001 per share ("Common Stock"), subscribed for upon exercise of such Rights must be received by the Subscription Agent in the manner specified in "The Rights Offering—Method of Payment" in the Prospectus at or prior to 5:00 p.m. Central Daylight time on the Expiration Date even if the Subscription Rights Certificate(s) evidencing such Rights is (are) being delivered pursuant to the Guaranteed Delivery Procedures thereof. See "The Rights Offering—Method of Subscription—Exercise of Rights" in the Prospectus.

The Subscription Agent is: Wells Fargo Bank, MN, N.A.

By Mail, Hand or Overnight Courier:
Wells Fargo Bank, MN, N.A.
161 North Concord Exchange
South St. Paul, MN 55075
Attn: Corporate Actions, Rigel
Pharmaceuticals, Inc. Rights Offering
Telephone Number for Confirmation: 1-800-468-9716

DELIVERY TO ANY ADDRESS OTHER THAN THAT LISTED ABOVE DOES NOT CONSTITUTE VALID DELIVERY.

        If you have any questions or require additional copies of relevant documents please contact     at:

Telephone Number:

Ladies and Gentlemen:

        The undersigned hereby represents that the undersigned is the holder of Subscription Rights Certificate(s) representing Rights and that such Subscription Rights Certificate(s) cannot be delivered to the Subscription Agent at or before 5:00 p.m. Central Daylight time on the Expiration Date. Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise (i) the Basic Subscription Privilege to subscribe for share(s) of Common Stock with respect to each of the Rights represented by such Subscription Rights Certificate(s) and (ii) the Over-Subscription Privilege relating to such Rights, to the extent that shares of Common Stock that are not otherwise purchased pursuant to the exercise of Rights (the "Excess Shares") are available therefor, for an aggregate of up to    Excess Shares, subject to availability and pro ration.

        The undersigned understands that payment of the Subscription Price of $0.64 per share for each share of Common Stock subscribed for pursuant to the Basic Subscription Privilege and the Over-Subscription Privilege must be received by the Subscription Agent at or before 5:00 p.m. Central Daylight time on the Expiration Date and represents that such payment, in the aggregate amount of $                        either (check appropriate box):

☐ is being delivered to the Subscription Agent herewith;
or
☐ has been delivered separately to the Subscription Agent in the manner set forth below (check appropriate box and complete information relating thereto):
☐ Wire transfer of funds
Name of transferor institution:
Date of transfer:
Confirmation number (if available):

☐ Uncertified check (Payment by uncertified check will not be deemed to have been received by the Subscription Agent until such check has cleared. Holders paying by such means are urged to make payment sufficiently in advance of the Expiration Date to ensure that such payment clears by such date.)
☐ Certified check
☐ Bank draft (cashier's check)
☐ Money order
Name of maker:
Date of check, draft or money order:
Check, draft or money order number:
Bank or other institution on which check is drawn or issuer of money order:

Number of shares of Common Stock being subscribed for pursuant to the exercise of the undersigned's Basic Subscription Privilege:

Number of shares of Common Stock being subscribed for pursuant to the exercise of the undersigned's Over-Subscription Privilege, subject to availability and pro ration:

Total number of shares of Common Stock being subscribed for pursuant to the exercise of the undersigned's Basic Subscription Privilege and Over-Subscription Privilege, if any, subject to availability and pro ration in the case of the Over-Subscription Privilege:

Signature(s)		Address
Name(s)
	(Please type or print)	Area Code and Tel. No(s).

Subscription Rights Certificates No(s).

GUARANTEE OF DELIVERY

(Not To Be Used For Subscription Rights Certificate Signature Guarantee)

        The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States, or a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program, pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, guarantees that the undersigned will deliver to the Subscription Agent the certificates representing the Rights being exercised hereby, with any required signature guarantee and any other required documents, all within three (3) Nasdaq National Market trading days after the date hereof.

Dated:
(Address)	(Name of Firm)
(Area Code and Telephone Number)	(Authorized Signature)

        The institution that completes this form must communicate the guarantee to the Subscription Agent and must deliver the Subscription Rights Certificate(s) to the Subscription Agent within the time period shown in the prospectus of Rigel Pharmaceuticals, Inc., dated                        , 2003. Failure to do so could result in a financial loss to such institution.

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  Exhibit 99.2
NOTICE OF GUARANTEED DELIVERY FOR SUBSCRIPTION RIGHTS CERTIFICATES ISSUED BY RIGEL PHARMACEUTICALS, INC.
GUARANTEE OF DELIVERY